Exhibit 99.2
PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

Contact:	Robert L.G. White
President and CEO
Phone: 908/206-3700

CORRECTION TO BREEZE-EASTERN EARNINGS RELEASE
ISSUED JULY 23, 2009
Union, New Jersey — July 23, 2009 — In the Breeze-Eastern Corporation (NYSE Amex: BZC) earnings release issued today, July 23, 2009, reporting Fiscal 2010 First Quarter results, in the Statements of Consolidated Operations table, the Net sales figure for the Three Months Ended 6/29/08 should read $13,968 (instead of $3,968). The corrected table follows.
Breeze-Eastern Corporation (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of sophisticated lifting devices for military and civilian aircraft, including rescue hoists, cargo hooks, and weapons-lifting systems. The Company, which employs approximately 180 people at its facility in Union, New Jersey, reported sales of $75.4 million in the fiscal year ended March 31, 2009.
Non—GAAP Financial Measures
In addition to disclosing financial results that are determined in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company also discloses operating income (gross profit less general, administrative and selling expenses) and Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, interest and other income/expense, gain on sale of facility, loss on extinguishment of debt, and relocation expense). These are presented as supplemental measures of performance. The Company presents Adjusted EBITDA because it considers it an important supplemental measure of performance. Measures similar to Adjusted EBITDA are widely used by the Company and by others in the Company’s industry to evaluate performance and price potential acquisition candidates. The Company believes Adjusted EBITDA facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structure (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents Adjusted EBITDA because it believes it is frequently used by investors and other interested parties as a basis for evaluating performance to formulate investment decisions.
Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of the
700 Liberty Avenue • Union • New Jersey 07083
Tel. 908.686.4000 • Fax 908.686.7485 • www.breeze-eastern.com

Breeze-Eastern Corporation — July 23, 2009
Correction First Quarter Earnings Release	Page 2 of 3

limitations of Adjusted EBITDA are that (i) it does not reflect the Company’s cash expenditures for capital assets, (ii) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on the Company’s debt, and (iii) it does not reflect changes in, or cash requirements for, the Company’s working capital. Furthermore, other companies in the aerospace and defense industry may calculate these measures differently than the manner presented above. Accordingly, the Company focuses primarily on its GAAP results and uses Adjusted EBITDA only supplementally.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Acts”). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of the Company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.
Any number of factors could affect future operations and results, including, without limitation, competition from other companies; changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business; interest rate trends; a decrease in the United States government defense spending, changes in spending allocation or the termination, postponement, or failure to fund one or more significant contracts by the United States government or other customers; determination by the Company to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; and those specific risks that are discussed in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2009.
The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

Breeze-Eastern Corporation — July 23, 2009
Correction First Quarter Earnings Release	Page 3 of 3

BREEZE-EASTERN CORPORATION
STATEMENTS OF CONSOLIDATED OPERATIONS
(In Thousands of Dollars Except Share Data)

	Three Months Ended
	6/28/09	6/29/08

Net sales	$13,362	$13,968
Cost of sales	8,128	7,946

Gross profit	5,234	6,022

General, administrative and selling expenses	4,210	4,227
Relocation expense	138	—
Interest expense	208	439
Other expense-net	61	37

Income before income taxes	617	1,319

Provision for income taxes	259	554

Net income	$358	$765

Basic earnings per share:
Net income	$0.04	$0.08

Diluted earnings per share:
Net income	$0.04	$0.08

Weighted average basic shares	9,365,000	9,340,000
Weighted average diluted shares	9,382,000	9,409,000
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